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INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our Firm under the heading "Experts" in this Pre-Effective Amendment No. 2 to the Registration Statement No. 811-10331 of the BlackRock California Municipal Income Trust.


Deloitte & Touche LLP
Boston, Massachusetts
June 15, 2001